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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 21, 2000

                            USTMAN TECHNOLOGIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


        California                  0-16011               95-2873757
     -------------------------------------------------------------------
     (State or other              (Commission            (IRS Employer
     jurisdiction of              File Number)          Identification No.)
     formation)


               12265 W. Bayard Ave. , No. 110, Lakewood, Co. 80228
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code (303) 986-8011
                                                         ---------------


                                 Not Applicable
                                 --------------
        (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

            On July 21, 2000, USTMAN Technologies, Inc. (the "Company") executed a definitive Asset Purchase Agreement with Veeder-Root Service Company to sell substantially all of its assets to Veeder-Root for $17.158 million in cash. The Company presently intends on using the proceeds of the sale to repay indebtedness, pay transaction expenses, and partially pay the liquidation preference of its Series A Preferred Stock. As a consequence, it is not presently expected that there will be funds available for distribution to common stockholders.

            The Company's majority stockholders, which also own all of the Series A Preferred Stock, have agreed to vote in favor of the transaction. The consummation of the transaction is subject to the satisfaction of customary closing conditions. The parties presently anticipate that the transaction will close in September of this year after an Information Statement has been distributed to all shareholders.

Item 7. Financial Statements and Exhibits

            The following are filed as Exhibits to this Current Report on Form 8-K:

            1.    Press Release issued by the Company on July 21, 2000; and

            2. Asset Purchase Agreement by and between the Company and Veeder-Root Service Company dated July 21, 2000.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                              USTMAN TECHNOLOGIES, INC.



                              By:      /s/ Dan R. Cook
                                    ------------------------------
                                    Dan R. Cook, President


Dated: July 27, 2000




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